EXHIBIT 10.16

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement”) is made effective as of the 2 day of May 2013 (“Effective Date”), by and between GELTECH SOLUTIONS INC., a Delaware corporation (being herein referred to as the "Seller"), and MICHAEL L. REGER (being herein referred to as the (“Purchaser”)

PRELIMINARY STATEMENTS

A.

The Seller has agreed sell and the Purchaser has agreed to sell 375,000  shares of GelTech Solutions, Inc. common stock (the “Common Stock”) at the agreed upon price  of Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the “Purchase Price”).

B.

Upon the consummation of the purchase of the Common Stock, the Seller has agreed to issue a Warrant, in substantially the form attached hereto as Exhibit “A,” to purchase additional shares of the Sellers common stock (the “Warrant”).

C.

The Warrant shall have an exercise price equal to the Warrant Price (as defined in the Warrant) and shall expire five (5) years after the Closing Date (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

ARTICLE I
Purchase and Sale of the Common Stock

Section 1.01. Purchase and Sale. As of the Effective Date and upon the terms and subject to the conditions set forth herein, the Seller shall deliver to the Purchaser  the Common Stock to the Purchaser free and clear of all liens, and Purchaser shall purchase the Common Stock from the Seller in accordance with this Agreement and for the Purchase Price set forth above.

Section 1.02. Time and Place of Closing. Subject to the satisfaction or waiver of the conditions herein, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on May 2, 2013 (“Closing Date”), or at such time, date or place as Seller and Purchaser may agree.

Section 1.03. Delivery of the Common Stock Payment of Purchase Price. At Closing: (a) the Seller shall deliver to the Purchaser the certificate(s) representing the Common Stock that has been issued, duly endorsed, along with the Warrant; and (b) the Purchaser shall deliver the Purchase Price.

ARTICLE II
Representations and Warranties of Seller

Subject to all of the terms, conditions and provisions of this Agreement, the Seller hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing, as follows:

Section 2.01. Organization and Qualification. The Seller has the requisite corporate power and authority to enter into and perform this Agreement, and the Warrant (collectively, the "Transaction Documents") and to issue and sell the Common Stock and the Warrant in accordance with their terms. The execution, delivery and performance of the Transaction Documents by the Seller, and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Seller or its Board of Directors or stockholders is required. The other Transaction Documents will have been duly executed and delivered by the Seller at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application. Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority, corporate or otherwise, to own, lease and operate its assets and properties and to carry on its business, except where a violation would not have a material adverse effect on the business or assets of the Seller. The Seller has full legal right to sell, assign and transfer the Common Stock to Purchaser and will, upon Closing of this Agreement deliver to Purchaser a certificate or certificates representing the Common Stock that has been issued, and transfer good and indefeasible title to the Common Stock to Purchaser, free and clear of liens.

Section 2.02.  Consents and Approvals. No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Seller of any of the Transaction Documents or the consummation of the transactions contemplated by each document, or the enforceability of each document, other than those which have been obtained or made and are in full force and effect or such necessary filings which will be done after the Closing to be in conformity with all governmental regulations.

Section 2.03. Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for Seller in connection with this Agreement, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Seller.

ARTICLE III
Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement, Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

Section 3.01. Authority. Purchaser has all requisite power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated by each document.  Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the Seller, the Transaction Documents constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

Section 3.02. Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Purchaser.

Section 3.03. Investment Representations.  Purchaser is acquiring the Common Stock, and Warrant for his own account, for investment purposes, and not with a view to or in connection with the resale or other distribution of the same in violation of applicable securities laws.  Purchaser is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act of 1933.  Purchaser understands and agrees that the Common Stock, Warrant and securities to be issued upon exercise of the Warrant have not been registered under the Securities Act of 1933 and are “restricted securities.”  Purchaser has had the opportunity to receive the advice of its legal, financial and other advisors, and has knowledge of finance, securities and investments generally, and experience and skill in investments based on actual participation and has the ability to bear the economic risks of Purchasers investment in the Company.

ARTICLE IV

Covenants

Section 4.01. Further Assurances. Seller and Purchaser agree that, from time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Common Stock held by or in the name of the Seller.

ARTICLE V

Conditions

Section 5.01. Conditions to Obligations of Seller. Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing.

Section 5.02. Conditions to Obligations of Purchaser. The Seller shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing.

ARTICLE VI

Miscellaneous

Section 6.01. Notices. Any and all notices, requests or other communications shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid, (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(i) if to Seller, to

GelTech Solutions, Inc.

c/o Michael Cordani, Chief Executive Officer

1460 Park Lane South, Suite 1

Jupiter, FL 33458

Telephone Number: (561) 427-6144

Facsimile Number:  (561) 427-6182

(ii) Copies to:

Nason, Yeager, Gerson, White & Lioce, P.A.

c/o Michael D. Harris, Esq.

 1645 Palm Beach Lakes Boulevard, Suite 1200

West Palm Beach, Florida 33401

Telephone Number: (561) 686-3307

(ii) if to Purchaser, to:

Michael L Reger

777 Yamato Rd . Ste 300

Boca Raton FL 33431

Telephone Number: (561) 544-4600

(ii) Copies to:

David W. Jamison Jr. P.A.

 c/o David W. Jamison, Esq

7501 Red Bay Pl.

Coral Springs, Florida 33065

Telephone Number: (954) 614-2171

Facsimile Number:  (866) 929-4975

or at such other address or number as shall be designated by either of the parties in a notice to the other party.

Section 6.02. Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

Section 6.03. Counterparts. This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 6.04. Captions and Headings. The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions of this Agreement.

Section 6.05. Construction. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

Section 6.06. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 6.07. Submission to Jurisdiction. Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Florida court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Florida court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Florida court.

Section 6.08. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

Section 6.09. Signatures. For purposes of this Agreement and all Transaction Documents a faxed or emailed signature shall constitute an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:
GelTech Solutions, Inc., a Delaware corporation

By:
Michael Cordani, Chief Executive Officer

PURCHASER:

Michael L. Reger, Individually

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